UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Richardson Electronics, Ltd (the “Company”) filed a current report on Form 8-K on June 17, 2015 (the “Original Form 8-K”) to report, among other things, the completion of its acquisition of International Medical Equipment and Services, Inc. (“IMES’). This Current Report on Form 8-K/A amends and restates in its entirety Item 9.01 of the Original Form 8-K to include the required financial statements and to present certain unaudited pro forma financial information in connection with the acquisition, which are filed as exhibits 99.1 and 99.2 hereto, respectively. The information previously reported in the Original 8-K is not hereby amended and is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The audited financial statements of IMES as of and for the years ended December 31, 2014, and December 31, 2013, and the unaudited condensed financial statements of IMES as of and for the three-months ended March 31, 2015, and for the three months ended March 31, 2014, are being filed as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b)

Pro forma financial information.

The unaudited pro forma condensed combined financial information relating to the Company’s acquisition of IMES is filed as Exhibit 99.2 to this Current Report on Form 8-K/A and is incorporated herein by reference.

(d)

Exhibits.

Exhibit No.	Description

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.

99.1	Audited consolidated financial statements of IMES as of and for the years ended December 31, 2014 and December 31, 2013, and the unaudited condensed financial statements of IMES as of and for the three months ended March 31, 2015, and for the three months ended March 31, 2014.

99.2	Unaudited Pro Forma Condensed Combined Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: December 23, 2015	By:	/s/ Edward J. Richardson
	Name: Title:	Edward J. Richardson Chairman of the Board and Chief Executive Officer